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                      [MORRISON & FOERSTER LLP LETTERHEAD]


                                 FORM OF OPINION




                                                                     EXHIBIT 5.1




April 10, 2000


Emerald--Delaware, Inc.
111 SW 5th Avenue, 27th Floor
Portland, OR 97204

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-1 initially filed by Emerald--Delaware, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on February 16, 2000 (Registration No. 333-30574) and Amendment No. 1 thereto filed on April 10, 2000 (collectively the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of up to 4,000,000 authorized but unissued shares of the Company's Common Stock, $0.001 par value per share, being offered by the Company (and up to an additional 600,000 outstanding shares that may be sold by a selling stockholder upon exercise of the underwriters' over-allotment option) (collectively, the "Shares"). The Shares are to be sold to the underwriters named in the Registration Statement for resale to the public.

        As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale of the Shares by the Company and the selling stockholder.

        We are of the opinion that the 4,000,000 Shares to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable; and the 600,000 Shares that may be sold by the selling stockholder upon exercise of the over-allotment option have been duly authorized and issued, and are fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.



                                               Very truly yours,

                                               /s/ Morrison & Foerster LLP
                                               --------------------------------
                                                   Morrison & Foerster LLP